Registration Number 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                          THE BOSTON BEER COMPANY, INC.
               (Exact name of issuer as specified in its charter)

                            Massachusetts 04-3284048
          (State of Incorporation) (IRS Employer Identification Number)

         75 Arlington Street, Boston, Massachusetts 02116 (617) 482-1332
          (Address and telephone number of Principal Executive Offices)

                          THE BOSTON BEER COMPANY, INC.

                         EMPLOYEE EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                        Frederick H. Grein, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600

              (Name, address and telephone number of agent service)
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                         CALCULATION OF REGISTRATION FEE


                                                               Proposed
            Title of                                           Maximum               Proposed
           Securities                     Amount               Offering               Maximum             Amount of
              to be                       to be                 Price                Aggregate          Registration
           Registered                 Registered(1)           Per Share           Offering Price             Fee
Class A Common Stock,
$.01 par value                          1,000,000              $8.53125             $8,531,250            $2,371.69

------------------------------

(1) Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of the grant. Accordingly, pursuant to Rule 457(c) and (h), the price of $8.53125 per share, which is the average of the high and low sale prices reported on the National Association of Securities Dealers Automated Quotation System on December 2, 1998, is set forth solely for purposes of calculating the filing fee.

                                      NOTE


              This Registration Statement is being filed solely for the purpose of registering 1,000,000 additional shares of Class A Common Stock of The Boston Beer Company, Inc. issuable pursuant to The Boston Beer Company, Inc. Employee Equity Incentive Plan (the "Equity Incentive Plan") originally adopted in 1995. The total number of shares issuable under the Equity Incentive Plan is 2,687,500, of which 1,687,500 shares were previously registered on Form S-8 (Reg. No. 333-01798). Pursuant to Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-01798) is herein incorporated by reference.

Item 8.       Exhibits.

Number        Description

   4.1 The Boston Beer Company, Inc. Employee Equity Incentive Plan. (Filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-1, File No. 33-96162, and herein incorporated by reference.)

   4.2 First Amendment of Equity Incentive Plan, as amended on February 23, 1996, and further amended on December 19, 1997.

   5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered.

   23.1 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

   23.2 Consents of Independent Accountants - included in Registration Statement under heading "Consent of Independent Accountants".

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on December 8, 1998

                                               THE BOSTON BEER COMPANY, INC.


                              By:/s/ C. James Koch
                               Name: C. James Koch
                                               Title:    President


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                    Title                          Date


/s/ C. James Koch              President, Chief               December 8, 1998
C. James Koch                  Executive Officer,
                               Clerk and Director
                               (principal executive officer)

/s/ Alfred W. Rossow, Jr.      Executive Vice President,      December 8, 1998
Alfred W. Rossow, Jr.          Treasurer, Chief Financial
                               Officer and Director
                               (principal financial and
                               accounting officer)

/s/ Rhonda L. Kallman          Director                       December 8, 1998
Rhonda L. Kallman

/s/ Charles Joseph Koch            Director                   December 8, 1998
Charles Joseph Koch


/s/ Pearson C. Cummin, III         Director                   December 8, 1998
Pearson C. Cummin, III


/s/ James C. Kautz                 Director                   December 8, 1998
James C. Kautz


/s/ John B. Wing                   Director                   December 8, 1998
John B. Wing


/s/ Robert N. Hiatt                Director                   December 8, 1998
Robert N. Hiatt

                                  EXHIBIT INDEX


Number        Description

   4.1 The Boston Beer Company, Inc. Employee Equity Incentive Plan. (Filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-1, File No. 33-96162, and herein incorporated by reference.)

   4.2 First Amendment of Equity Incentive Plan, as amended on February 23, 1996, and further amended on December 19, 1997.

   5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered.

   23.1 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

   23.2 Consents of Independent Accountants - included in Registration Statement under heading "Consent of Independent Accountants".

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   We consent to the incorporation by reference in this Registration Statement of The Boston Beer Company, Inc. on Form S-8 of our report dated February 13, 1998, on our audits of the consolidated financial statements of The Boston Beer Company, Inc. as of December 27, 1997 and December 28, 1996, and for each of the three years in the period ended December 27, 1997, which report is included in the Form 10-K of The Boston Beer Company, Inc. for the year ended December 27, 1997.


                                        /s/Pricewaterhouse Coopers LLP
                                        Pricewaterhouse Coopers LLP
Boston, Massachusetts
December 7, 1998

326719-1

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